CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of the 29th day of December, 1995, by and between THE CHALONE WINE GROUP, LTD. (formerly known as CHALONE INCORPORATED), a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                     RECITAL
         Bank has provided certain credit accommodations to Borrower pursuant to the terms and conditions contained in a credit agreement dated July 31, 1995, as amended from time to time (the "Prior Agreement").
         Borrower and Bank have agreed to amend and restate the Prior Agreement pursuant to the terms and conditions that follow.
         NOW, THEREFORE, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
         As used in this Agreement, the following terms shall have the meanings set forth after each, with such meanings to be equally applicable to the singular and plural forms of the terms defined:
         "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time.
         "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under federal or California statute or regulation.

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         "Credits" means the Line of Credit,  Term LoanA,  Term LoanB,  and Term
LoanC.
         "Current Ratio" means total current assets, divided by total current liabilities excluding the final balloon installments of Term LoanA, Term LoanB and Term LoanC to the extent that such installments exceed the required monthly principal payment(s) in the month prior to the maturity(ies) times 12 and are due within one (1) year following the date as of which the Current Ratio is being determined.
         "EBITDA Coverage Ratio" means the aggregate of net income after taxes plus minority interests, depreciation, amortization and other non-cash expenses plus interest expense plus tax provision divided by the aggregate of the current portion of long-term debt plus interest expense. For the purpose of determining the current portion of long term debt for Term Loan A, Term Loan B and Term Loan C to the extent that such loans become due within one (1) year following the date as of which EBITDA Coverage Ratio is being determined, the current portion to be used for this covenant calculation shall be equal to the required monthly principal payment in the month prior to the maturity times 12.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time.
         "Events of Default" has the meaning set forth in Section7.1 hereof.

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         "Fixed Rate Term" means (i) with  respect to Term LoanA and Term LoanB, initially, the period commencing on the date of disbursement of each such Credit and terminating on August20, 1991, and thereafter each period commencing on (a) each August21 and terminating on each February20, and (b) commencing on each February21 and terminating on each August20, up to and including the period commencing on February21, 1996 and terminating on August 15, 1996; and (ii) with respect to the Line of Credit, a period of not less than thirty (30) days nor more than one hundred eighty (180) days in 30-day increments; provided however that no Fixed Rate Term under the Line of Credit may be selected for a principal amount of less than $100,000.00, and provided further that no Fixed Rate Term under the Line of Credit shall extend beyond the scheduled maturity date of the Line of Credit.
         "Letter of Credit" shall have the meaning ascribed to in Section2.7(c). "Letter of Credit Agreement" means Bank's standard form Letter of
Credit Agreement.
         "LIBO Rate" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) determined by Bank pursuant to the following formula:
                                        Base LIBO Rate
                               ------------------------------
                   LIBO Rate = 100% - LIBO Reserve Percentage

         (a) "Base LIBO Rate" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on such day, for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its sole discretion deems appropriate.
         (b) "LIBO Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.
         "Line of Credit" means a revolving credit accommodation in the maximum principal amount of $10,000,000.00 as more fully described in Section2.7.
         "Line of Credit Note" means the promissory note which

evidences the Line of Credit, in the form and content of Exhibit
A, attached hereto.
         "Loan Documents" means this Agreement, the Notes and each other document, contract and instrument required by or at any time delivered to Bank in connection with this Agreement.
         "Loan Rate" has the meaning ascribed to it in Section2.3.

         "Notes" means the Line of Credit Note, Term Note A, Term Note B, and Term Note C.
         "Prime Rate" means at any time the rate of interest most recently announced within the Bank at its principal office in SanFrancisco as its Prime Rate, with the understanding that the Bank's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Bank may designate.
         "Subordinated Debt" means indebtedness owed by Borrower or a third party, which indebtedness has been subordinated to Borrower's obligations to Bank pursuant to agreement in form and content acceptable to Bank.
         "Tangible Net Worth" means the aggregate of total stockholders' equity (including minority interests) less the aggregate of any treasury stock, any acquisition intangibles or other intangible assets and any obligations due from stockholders, employees and/or affiliates.
         "Term LoanA" means a credit accommodation in the original principal amount of $2,900,000.00, as more fully described in Section2.1 hereof.
         "Term LoanB" means a credit accommodation in the original principal amount of $1,100,000.00, as more fully described in Section2.2 hereof.

         "Term LoanC" means a credit accommodation in the original principal amount of $4,150,000.00, as more fully described in Section2.6.
         "Term Note A" means a promissory note executed by Borrower to evidence Term LoanA, substantially in the form of ExhibitB, attached hereto.
         "Term Note B" means a promissory note executed by Borrower to evidence Term LoanB, substantially in the form of ExhibitC, attached hereto.
         "Term Note C" means the promissory note executed by Borrower to evidence Term LoanC, in the form and content of ExhibitD, attached hereto.


                                   ARTICLE II
                                   THE CREDITS
         Section2.1.         Term LoanA.
         (a) Term LoanA. Bank has made a Term LoanA to Borrower in the original principal amount of TWO MILLION NINE HUNDRED THOUSAND DOLLARS ($2,900,000.00), on which the outstanding principal balance as of the date hereof is $2,333,876.00.
  Borrower's obligation to repay Term LoanA shall be evidenced by Term Note A, all terms of which are incorporated herein by this reference. Subject to the terms and conditions of this Agreement, Bank hereby confirms that the Term Loan A remains in full force and effect. Concurrently until the execution of this Agreement,

Bank and Borrower are executing a letter whereby the maturity of Term Loan A is being extended to August 15, 1996.
         All references in Term Note A to a credit agreement shall be deemed references to this Agreement.
         (b) Repayment. The principal amount of Term LoanA shall be repaid in accordance with the provisions of Term Note A.
         Section2.2.  Term LoanB.
         (a) Term LoanB. Bank has made a Term LoanB to Borrower in the original principal amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000.00), on which the outstanding principal balance as of the date hereof is $885,224.00. Borrower's obligation to repay Term LoanB shall be evidenced by Term Note B, all terms of which are incorporated herein by this reference. Subject to the terms and conditions of this Agreement, Bank hereby confirms that the Term Loan B remains in full force and effect. Concurrently until the execution of this Agreement, Bank and Borrower are executing a letter whereby the maturity of Term Loan B is being extended to August 15, 1996.
         All references in Term Note B to a credit agreement shall be deemed references to this Agreement.
         (b) Relevant. The principal amount of Term LoanB shall be repaid in accordance with the provisions of Term Note B.
         Section2.3.  INTEREST/FEES - Term LoanA and Term LoanB.
         (a) Definitions. As used in Sections 2.3 and 2.4, the following terms shall have the following definitions:

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

         "All-Inclusive Rate" means a rate of interest equal to the sum of the Loan Rate plus the Cap Rate Fee Percentage, but in no event shall the All-Inclusive Rate exceed the Cap Rate.
         "Cap Rate" means twelve percent (12%) per annum, (computed on the basis of a 360-day year, actual days elapsed).
         "Cap Rate Fee" means a non-refundable fee in the amount of $46,000.00 paid by Borrower to Bank, by means of the inclusion of the Cap Rate Fee Percentage in the All-Inclusive Rate in consideration of Bank's agreement to cap the All Inclusive Rate at the Cap Rate.
         "Cap Rate Fee Percentage" means a rate equal to thirty-two one-hundredths percent (0.32%) per annum, which rate has been determined by Bank to be the rate required to be added to the Loan Rate in order to amortize payment of the Cap Rate Fee over the full term of Term LoanA and Term LoanB.
         "Cap Rate Fee Prepayment Amount" means, with respect to each of Term LoanA and Term LoanB the amount arrived at in accordance with the following formula:
         Cap Rate Fee Prepayment Amount = $959.00 per month, multiplied by the number of months (including fractions thereof) remaining from the date of prepayment to February 20, 1996, multiplied by the percentage of principal being prepaid. Such percentage is arrived at by dividing the amount being prepaid by the outstanding principal balance of the applicable Term Loanat the time of prepayment.
         "Loan Rate" means the LIBO Rate in effect on the first day of each Fixed Rate Term, plus one and eight-tenths percent (1.8%).

         (b) Interest. The outstanding principal balances of each of Term LoanA and Term LoanB shall bear interest at a rate per annum equal to the applicable All-Inclusive Rate in effect on the first day of each Fixed Rate Term up to and including February 20, 1996, and at the Loan Rate thereafter.
         (c) Term LoanA Commitment Fee. Borrower has paid to Bank a non-refundable commitment fee for Term LoanA equal to TWENTY-NINE THOUSAND DOLLARS ($29,000.00), which commitment fee was due and payable in full on the date of funding. An additional fee of $2,275.00 for the extension from February 20, 1996 to August 15, 1996 is due on execution of this Agreement.
         (d)  Term  LoanB   Commitment   Fee.   Borrower  has  paid  to  Bank  a
non-refundable commitment fee for Term LoanB equal to ELEVEN THOUSAND DOLLARS ($11,000.00), which commitment fee was due and payable in full on the date of funding. An additional fee of $863.00 for the extension from February 20, 1996 to August 15, 1996 is due on execution of this Agreement.
         Section2.4.  PREPAYMENT - Term LoanA AND Term LoanB.
         (a)      Interest Rate Differential Term LoanA and Term
Loan B. Borrower may prepay principal on either Term LoanA or Term LoanB in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of the Term Loanbeing prepaid is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if the outstanding principal balance of either Term Loan shall become due and payable prior to the maturity date of a Fixed Rate Term by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:
           (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the Loan Rate applicable to such amount had it remained outstanding until the scheduled maturity date of the Fixed Rate Term.
          (ii) Subtract from the amount determined in (i) above the amount of interest which would accrue for the same month on the amount prepaid for the remaining term of the Fixed Rate Term at the LIBO Rate in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.
         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by the LIBO Rate used in (ii) above.
         Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).
         (b) Application of Prepayments. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid on the Term Loanbeing prepaid.
         (c) Cap Rate Fee Prepayment Amount. In addition to payment of the fee described in Paragraph2.4(a) hereinabove with respect to Term LoanA and Term LoanB, Borrower shall pay to Bank, as a condition precedent to and at the time of each prepayment under Term LoanA or Term LoanB, an amount equal to the Cap Rate Fee Prepayment Amount. In order to establish the Cap Rate and perform its obligations with respect thereto, it may be necessary or advisable for Bank to "hedge" an amount equal to the principal amounts of each of Term LoanA and Term LoanB in the financial market or otherwise make arrangements or take actions to permit it to carry out its obligations with respect to the Cap Rate. Such actions may impose various costs and risks on Bank beyond those which would otherwise be incurred by Bank. Accordingly, Bank is willing to enter into this agreement upon the condition that the entire Cap Rate Fee is paid to Bank as compensation to Bank for Bank's incurring these additional costs and risks whether or not this Agreement is terminated for any reason prior to, with respect to Term LoanA or Term LoanB, February 20, 1996. Borrower agrees that the Cap Rate Fee is a reasonable pre-estimate of the additional costs as well as reasonable compensation for Bank incurring such additional risks and that in the event of any termination of this Agreement or prepayment of principal, Bank's costs, expenses and damages would be difficult to ascertain and that the Cap Rate Fee Prepayment Amount is a reasonable pre-estimate of such costs, expenses and damages and that the amount is payable as liquidated damages and not as a penalty.

         Section2.5.  ADDITIONAL LIBO RATE PROVISIONS.
         (a) Inability to Determine Rate. In the event Bank shall have determined (which determination shall be conclusive and binding) that for any reason, including without limitation circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBO Rate, Bank shall forthwith give written notice to Borrower. If such notice is given and until such notice has been withdrawn in writing by Bank, then no LIBO advance shall be made, no outstanding LIBO advance shall be renewed at the end of the Fixed Rate Term relating thereto, and the interest rate on such LIBO advance for subsequent Fixed Rate Terms during the pendency of such notice shall accrue at a rate per annum equal to two percent (2%) above the Bank's six (6) month Money Market Funds Rate, to be adjusted on the first day of each Fixed Rate Term.
         (b) Illegality; Termination of Commitment. Notwithstanding any other provisions herein, if any law, treaty, rule, regulation or determination of a court or other governmental authority or any change therein or in the interpretation or application thereof shall make it unlawful for Bank (i) to make LIBO advances or (ii) to maintain LIBO advances, then in the former event, the obligation of Bank hereunder to make such unlawful LIBO advances shall forthwith be canceled, and in the latter event, any such unlawful LIBO advances then outstanding shall at the option of Bank be converted into Prime Rate advances; provided however, if any such law, treaty, rule, regulation or determination of a court or other governmental authority or any change therein or in the interpretation thereof shall permit a LIBO advance until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBO advance shall continue as such until the end of such Fixed Rate Term. In the event any outstanding LIBO advance is converted to a lower rate in accordance with the foregoing terms, Borrower shall pay to Bank immediately upon demand such amount or amounts as may be necessary to compensate Bank for any loss in connection therewith.
         (c) Charges:  Illegality. Upon the occurrence of any event described in
(b) above, Borrower shall pay to Bank, immediately upon demand, such amount or amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other amounts payable by Bank as a result thereof and which are attributable to LIBO advances made to Borrower hereunder. In determining which amounts payable by Bank and/or losses incurred by Bank are attributable to LIBO advances made to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

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

         (d) Charges: Legal Restrictions. In the event that any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority:
           (i) shall subject Bank or its foreign office to any tax of any kind whatsoever with respect to this or any LIBO advance, or change the basis of taxation of payments to Bank of principal, commitment fee, interest, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or
          (ii) shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Bank; or
         (iii) shall impose on Bank any other condition; and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining LIBO advances or extensions of credit and/or to reduce any amount receivable by Bank in connection therewith; then in any such case, Borrower shall pay to Bank, immediately upon demand, such amount or amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to LIBO advances made to Borrower hereunder. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to LIBO advances made to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          Section2.6.       Term LoanC.
         (a)  Term  LoanC.  Bank  has made a loan to  Borrower  in the  original principal amount of FOUR MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($4,150,000.00) ("Term LoanC"), on which the outstanding principal balance as of the date hereof is $2,069,200.00. Borrower's obligation to repay Term LoanC shall be evidenced by Term Note C, all terms of which are incorporated herein by this reference. Subject to the terms and conditions of this Agreement, Bank hereby confirms that the Term Loan C remains in full force and effect.
         All references in the Term Loan C to a credit agreement shall be deemed references to this Agreement.
         (b) Repayment. The principal amount of Term LoanC shall be repaid in accordance with the provisions of Term Note C.
         (c) Interest. The outstanding principal balance of Term LoanC shall bear interest at a rate per annum at all times equal to one-half percent (1/2%) above the Prime Rate in effect from time to time; but in no event at a rate greater than twelve and one-half percent (12 1/2%) per annum for a period of two
(2) years from the date of disbursement of Term LoanC.

          Section2.7.       LINE OF CREDIT.
         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 30, 1997, not to exceed at any time the aggregate principal amount of TEN MILLION DOLLARS ($10,000,000.00) ("Line of Credit"), the proceeds of which shall be used to assist with working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by the Line of Credit Note.
         (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Line of Credit (whether as advances, Letters of Credit or Foreign Exchange Contracts) shall not at any time exceed the maximum principal amount available thereunder, as set forth in this Agreement. In the event of acceleration by Bank of the indebtedness owed to Bank by Edna Valley Vineyard, Borrower hereby authorizes and instructs Bank to advance under the Line of Credit an amount equal to the amount due from Borrower to Edna Valley Vineyard (the "EVV Payable") and apply such amount to such indebtedness.
         (c) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time up to and including June 30, 1997, to issue for the account of Borrower commercial letters of credit for the purpose of financing imported wine inventory and wine barrels (each individually a "Letter of Credit" and collectively "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further that the aggregate principal amount of all outstanding Letters of Credit shall at no time exceed TWO HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($275,000.00). Each Letter of Credit shall be issued for a term as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to September 30, 1997. The outstanding amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for advances thereunder. Each Letter of Credit shall be subject to the terms and conditions of this Agreement, the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance of such Letter of Credit. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Bank, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit

Borrower's deposit account with Bank for the amount of any such draft.
         (d) Borrowing Base. Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings (whether as advances or Letters of Credit) under the Line of Credit shall not at any time exceed a maximum of (i)eighty percent (80%) of Borrower's assigned eligible accounts receivable, as determined by Bank upon receipt and review of such collateral reports and other documents as Bank may require; plus (ii) fifty-five percent (55%) of the value of Borrower's bulk wine inventory with value determined in accordance with Bank's crush report; plus (iii) fifty percent (50%) of the average FOB price of bottled domestic wine, but not to exceed $50.00 per case; plus (iv) fifty percent (50%) of the value of bottled imported wine, with such value limited to not more than $1,500,000.00 and defined as the lower of cost or market value (in all instances, exclusive of work in process and inventory which is obsolete, unsalable or damaged, as determined by Bank upon receipt and review of said collateral reports and other documents); less
(v) the amount from time to time owed by Borrower to Edna Valley Vineyard. In no event shall the outstanding principal balance of advances against inventory exceed NINE MILLION THREE HUNDRED THOUSAND DOLLARS ($9,300,000.00).
         Borrower acknowledges that the foregoing advance rate against eligible accounts receivable was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce said advance rate to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.
         As used herein, "eligible accounts receivable" shall consist solely of trade accounts which have been created in the ordinary course of Borrower's business and upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:
           (i) any account which is past due more than twice Borrower's standard selling terms;
          (ii) any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;
         (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which Bank's forms N-138 and N-139 have been duly executed and acknowledged);
          (iv) any account which represents an obligation of an account debtor located in a foreign country;
           (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower;
          (vi) that portion of any account which represents interim or progress billings or retention rights on the part of the account debtor;
         (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to
                  (i) above;
        (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts; except for accounts from Pastornak Wine Imports which represents the amount by which Borrower's total accounts from Pastornak Wine Imports exceeds fifty percent (50%) of Borrowers total accounts;
          (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

         Section2.8.  INTEREST/FEES - LINE OF CREDIT.
         (a) Line of Credit. The outstanding principal balance of the Line of Credit, or such portions thereof as Borrower shall designate, shall bear interest determined (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum equal to two percent (2%) above the LIBO Rate in effect on the first day of each Fixed Rate Term.
         (b) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one quarter of one percent (.25%) per annum (computed on the basis of a 360 day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by Borrower in arrears within five (5) days after each billing is sent by Bank.
         (c) Charges; Illegality. Borrower shall pay to Bank all costs for the accounts receivable and inventory audits.
         (d) Audit Fees. Borrower shall pay to Bank all costs for accounts receivable and inventory audits.
         (e) Selection of Interest Options. At any time the Line of Credit bears interest determined in relation to the LIBO Rate, it may be continued from time to time by Borrower at the end of any Fixed Rate Term applicable thereto so that such portion bears interest determined in relation to the Prime Rate or in relation to the LIBO Rate for a new Fixed Rate Term designated by Borrower. At any time any portion of the Line of Credit bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion of the outstanding principal balance thereof so that it bears interest determined in relation to the LIBOR Rate for a Fixed Rate Term designated by Borrower. At the time each advance is made under the Line of Credit, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (i) the interest rate option selected for such Advance, and (ii)if said interest rate is to be determined in relation to the LIBO Rate, the principal amount and the length of the Fixed Rate Term. Any such notice may be given by telephone. If Bank has not received the appropriate notice from Borrower at the time any advance is requested under the Line of Credit, or by the last day of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest option selection for such new advance, or for the amounts to which such LIBO Rate would have been or had been applicable.
         (f) Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.
         (g)      Prepayment
             (i) Prime Rate. Borrower may from time to time, in any amount and without penalty, prepay principal on any portion of the

Line of Credit which bears interest determined in relation to the Prime Rate.
             (ii) Fixed Rate. Borrower may from time to time prepay principal in the minimum amount of One Hundred Thousand Dollars ($100,000.00) on any portion of the Line of Credit which bears interest determined in relation to the LIBO Rate. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of the Line of Credit shall become due and payable prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:
         (a) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the applicable Fixed Rate Term.
         (b) Subtract from the amount determined in (a) above the amount of interest which would accrue for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at the LIBO Rate applicable to the amount being prepaid in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.
         (c) If the result obtained in (b) for any month is greater than zero, discount that difference by the LIBO Banking Fixed Rate used in (b) above.

         Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a fluctuating rate per annum equal to one percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).
         Section2.9. COMPUTATION OF INTEREST. Interest on the Credits shall be computed on the basis of a 360-day year, actual days elapsed and shall be payable at the times and places set forth in the Notes.
         Section2.10. PAYMENT OF PRINCIPAL/INTEREST/FEES. Bank shall, and Borrower hereby authorizes Bank to, debit any demand deposit account of Borrower with Bank for all payments of principal, interest and fees as they become due on any of the Credits. Should, for any reason whatsoever, the funds in any such demand deposit account be insufficient to pay all principal, interest and/or fees when due, Borrower shall immediately upon demand remit to Bank the full amount of any such deficiency.
         Section2.11. COLLATERAL. As security for all indebtedness of Borrower to Bank pursuant to this Agreement, Borrower grants to Bank (i) security interests of first priority in all Borrower's crops, farm products, equipment, accounts receivable, general intangibles (including without limitation, trademarks and trade names), other rights to payment, inventory and fixtures and all proceeds of the foregoing; (ii) a lien of first priority on that certain real property on the Chalone Winery located at Stone Wall Canyon Road, Monterey, California; (iii) a lien of a first priority on Borrower's leasehold estate on the Acacia Winery located at 2750 Las Amigas Road, Napa, California and ownership interest in the improvements thereon; and (iv) a lien of first priority on the Carmenet Vineyard located at 1700 Moon Mountain Road, Sonoma, California. All of the foregoing shall be evidenced by and subject to the terms of such documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall execute such further documentation as Bank may from time to time require to further evidence or perfect any security interest or lien on the collateral hereinabove described. Borrower shall reimburse Bank, immediately upon demand, for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation filing and recording fees and costs of appraisals, audits and title insurance.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.
         Section3.1. LEGAL STATUS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.
         Section3.2. AUTHORIZATION AND VALIDITY. The Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.
         Section3.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of its Articles of Incorporation or By-laws, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.
         Section3.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.
         Section3.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 1995 heretofore delivered by Borrower to Bank is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest or encumbered any of its assets or properties except as disclosed by Borrower to Bank in writing prior to the date hereof or as permitted by this Agreement.
         Section3.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.
         Section3.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.
         Section3.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.
         Section3.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA; Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by
Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.
         Section3.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.
         Section3.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable environmental, hazardous waste, health and safety statutes and regulations governing its operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund

Amendments and Reauthorization Act of 1986 (SARA), the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.
         Section 3.12. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to Bank in writing prior to the date hereof, with respect to any real property collateral required hereby: (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.
         (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Bank.
         (c) None of the improvements which were included for purpose of determining the appraised value of any such real property lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property.

         (d) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.




                                   ARTICLE IV
                                   CONDITIONS
         Section4.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:
         (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to counsel of Bank.
         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:
              (i) This Agreement and the Notes.
             (ii) Acknowledgment of Security Interest.
            (iii) Waiver of Landlord.
             (iv) Security Agreement (Equipment & Fixtures).
              (v) Security Agreement (Farm Products & Timber).
             (vi) Security Agreement - Rights to Payment and Inventory.
            (vii) Consent by Lessor of Real Property.
           (viii) Amended and Restated Deed of Trust.

             (ix) Such other documents as Bank may require under any other section of this Agreement.

         (c) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, covering risks, in amounts, issued by companies and in form and substance satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.
         (d) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.
         Section4.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:
         (a) Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS
         Borrower covenants that so long as any of the Credits remain available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:
         Section5.1. PUNCTUAL PAYMENTS. Punctually pay the interest and principal on each of the Loan Documents requiring any such payments at the times and place and in the manner specified therein, and any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.
         Section5.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.
         Section5.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:
         (a) not later than 120 days after and as of the end of each fiscal year, an audited, unqualified financial statement of

Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flow and all footnotes;
         (b) not later than 45 days after and as of the end of each month, a financial statement of Borrower, prepared by Borrower and signed by either the Chief Financial Officer or the Controller, to include balance sheet, income statement and statement of cash flows, all in form and substance acceptable to Bank;
         (c) not later than 30 days after and as of the end of each month, an aged listing of accounts receivable and accounts payable, and of reconciliation of accounts (Bank form CMS-505), together with an inventory designation statement;
         (d) not later than 45 days after and as of the end of each quarter, an inventory report listing inventory by winery;
         (e) from time to time such other information as Bank may reasonably request.
         Section5.4. COMPLIANCE. Maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

         Section5.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to
Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers, compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.
         Section5.6. FACILITIES. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.
         Section5.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Bank for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.
         Section5.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $500,000.00.
         Section5.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent otherwise set forth in this Agreement:
         (a) Current Ratio not at any time less than 1.50 to 1.0, with "Current Ratio" defined as in Article I.
         (b) Tangible Net Worth plus Subordinated Debt not at any time less than $48,000,000.00, with "Tangible Net Worth" and "Subordinated Debt" defined as in
Article I
         (c) Total Liabilities divided by Tangible Net Worth plus Subordinated Debt not at any time greater than .65 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as in Article I.
         (d) EBITDA  Coverage  Ratio not less than 1.5 to 1.0 on a rolling  four
(4) quarter basis, determined as of each fiscal quarter end with EBITDA Coverage Ratio defined as in Article I.
         (e) Fiscal year end pre-tax income not less than $100,000.00 determined as of each fiscal year end.
         (f) 12 Month Sales (defined as bona fide arms length sales of finished cased goods on a trailing twelve (12) month basis) not less than 200,000 cases, determined as of the last day of each month.
         Section5.10.  NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of:
         (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage  of time or both  would
constitute such an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d)any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $500,000.00.

                                   ARTICLE VI
                               NEGATIVE COVENANTS
         Borrower further covenants that so long as any of the Credits remains available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Bank:
         Section6.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article II hereof.
         Section6.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of an aggregate of $2,700,000.00 in fiscal year.
         Section6.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from

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

borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except liabilities of Borrower to Bank and any other liabilities of Borrower existing as of, and disclosed to Bank in writing prior to, the date hereof, and except for financing for Canoe Ridge Winery, Inc. and CanoeCo Partners not to exceed $1,500,000.00 in aggregate.
         Section6.4. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except for Borrower's investments to date in Edna Valley Vineyards, CanoeCo Partners, Canoe Ridge Winery, Inc., Borrower's investment in Duhart-Milon and loans, advances or investments required in accordance with Joint Venture Agreements of Edna Valley Vineyards and CanoeCo Partners existing as of the date hereof.
         Section 6.5. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof, and liens granted in connection with capitalized leases entered into by Borrower in the ordinary course of business.

                                   ARTICLE VII
                                EVENTS OF DEFAULT
         Section7.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

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

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.
         (b) Any financial statement or certificate furnished to Bank in connection with this Agreement or any representation or warranty made by Borrower hereunder shall prove to be false, incorrect or incomplete in any material respect when furnished or made.
         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.
         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or Edna Valley Vineyards has incurred any debt or other liability to any person or entity, including Bank.
         (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.
         (f) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.
         (g) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.
         (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (i) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.
         Section7.2. REMEDIES. If an Event of Default shall occur, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to permit further borrowings hereunder shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VIII
                                  MISCELLANEOUS
         Section8.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.
         Section8.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:         THE CHALONE WINE GROUP, LTD.
                           621 Airport Road
                           Napa, CA 94558
                           Attention: William Hamilton, EVP & CFO

         BANK:         WELLS FARGO BANK, NATIONAL ASSOCIATION
                           420 Montgomery St., 1st Floor
                           SanFrancisco, CA  94163
                           Attention:  Brian Sorrick, VP


or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.
         Section8.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys, fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with
(a) the negotiation and preparation of this Agreement and each other of the Loan Documents, Bank's continued administration hereof and thereof, and the preparation of amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.
         Section8.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Bank. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, or any collateral required hereunder.
         Section8.5. ENTIRE AGREEMENT, AMENDMENT. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.
         Section8.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.
         Section8.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.
         Section8.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.
         Section8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under Federal law.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                             WELLS FARGO BANK,
THE CHALONE WINE GROUP, LTD.                 NATIONAL ASSOCIATION


By:      /s/ William L. Hamilton             By:      /s/ Brian Sorrick
   --------------------------------             -----------------------------
         William L. Hamilton                          Brian Sorrick
         Chief Financial Officer/                     Vice President
         Executive Vice President


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